EXHIBIT 5.1

ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
1290 Avenue of the Americas
New York, New York 10104

April 12, 2001

Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,000,000 shares of the Company's common stock, $.000001 par value per share (the "Common Stock"), reserved for issuance pursuant to the terms of the Stock Option Agreement, dated as of May 22, 2000, between the Company and Robert A. Kotick and the Stock Option Agreement, dated as of May 22, 2000, between the Company and Brian G. Kelly (the "Agreements").

          We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined copies of the Agreements, the resolutions adopted by the Company's Board of Directors, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

          Based upon the foregoing, it is our opinion that the 2,000,000 shares of Common Stock reserved for issuance pursuant to the terms of the Agreements have been duly authorized and, when issued in accordance with the terms of the Agreements and upon payment of the purchase price therefor, if any, provided for any Common Stock issued pursuant to such Agreements, will be validly issued, fully paid and non-assessable by the Company.

          We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ ROBINSON SILVERMAN PEARCE
                                           ARONSOHN & BERMAN LLP